UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 24, 2008

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Asset Sale of Bill Blass Licensing Business

As previously disclosed, NexCen Brands, Inc. (the “Company”) has been in active discussions to sell its Bill Blass licensing business as part of its announced restructuring plan which is centered on the Company’s franchising business.

On December 24, 2008, the Company, NexCen Fixed Asset Company, LLC (“NFAC”), NexCen Brand Management, Inc. (“NBM”), Bill Blass Holding Co., Inc. (“Bill Blass Holdings”), Bill Blass Licensing Co., Inc. (“Bill Blass Licensing”), Bill Blass Jeans, LLC (“Bill Blass Jeans”) and Bill Blass International LLC (“Bill Blass International,” and with NFAC, NBM, Bill Blass Holdings, Bill Blass Licensing and Bill Blass Jeans each individually, a “Seller,” and collectively, the “Sellers,” each of which is a direct or indirect wholly-owned subsidiary of the Company), sold substantially all of the assets of the Company’s Bill Blass licensing business to Peacock International Holdings, LLC, a New York limited liability company (“Buyer”).  The disposition was completed pursuant to the terms of an Asset Purchase Agreement dated December 24, 2008 by and among the Company, the Sellers and Buyer (the “Purchase Agreement”).  A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Purchase Agreement, Buyer agreed to purchase substantially all of the assets associated with the Company’s Bill Blass licensing business.  The purchase price was approximately $10 million in cash.

The Purchase Agreement contains customary representations, warranties and covenants.  Subject to limited exceptions for specified representations that are subject to extended survival, the representations and warranties of the Company, the Sellers and Buyer will survive the closing for one year.  Indemnification claims are generally capped at $2.25 million and are subject to a minimum claim amount of $25,000 and a $200,000 aggregate threshold (with claims payable from dollar one once the aggregate exceeds this threshold).  The foregoing limits do not apply to claims based on fraud.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

The Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms.  The Purchase Agreement contains representations and warranties that the parties thereto made to the other parties thereto as of specific dates.  The assertions embodied in the representations and warranties in the Purchase Agreement were made solely for purposes of the contracts among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Amendment to Existing Credit Facility

On December 24, 2008, in connection with the sale of the assets related to the Bill Blass licensing business as detailed above, the Company amended its existing bank credit facility (the “Facility”) by and among NexCen Holding Corp., a wholly owned subsidiary of the Company (“Issuer”), certain of the Issuer’s subsidiaries (“Subsidiary Borrowers”) and BTMU Capital Corporation (“BTMUCC”).

This amendment modifies certain provisions of the Facility that would have otherwise been applicable because the net proceeds from the sale of the Bill Blass licensing business are not sufficient to fully redeem the original note issued under the Facility and related to the Bill Blass licensing assets.  After application of the net proceeds from this sale to the partial redemption of principal and the payment of accrued and unpaid interest on the original note related to the Bill Blass licensing assets, the remaining principal balance of such original note will be approximately $14.2 million. Under the terms of the Facility, this remaining note converted into a deficiency note that bears interest at an annual rate of 15% and matures on January 1, 2010.  This amendment modifies the terms of the deficiency note and addresses certain related matters.

The key provisions of the amendment include the following:

•	the maturity date of the deficiency note has been extended from January 1, 2010 to July 31, 2013;

•
scheduled principal payment obligations related to the deficiency note have been deferred until maturity of the note and a payment-in-kind interest feature was added to defer interest payments during the term of the deficiency note; and

•
BTMUCC’s contingent right to receive warrants to purchase 2.8 million shares of common stock of the Company has been amended so that the existence of the deficiency note on and after March 31, 2009 will not be trigger the issuance of such warrants to BTMUCC.

The foregoing description of this amendment to the Facility and the modifications contained therein does not purport to be complete and is qualified in its entirety by the terms and conditions of such amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.  Additional information regarding the terms and conditions of the Facility are included in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on August 21, 2008.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As discussed above in Item 1.01, the Company amended its existing bank credit facility in connection with the sale of the assets related to the Bill Blass licensing business.  The descriptions in Item 1.01 are incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As discussed above in Item 1.01, as a result of the net proceeds from the sale of the Bill Blass licensing business being insufficient to repay in full all amounts owed under the original note issued under the Facility and related to the Bill Blass licensing assets, the original note automatically converts into a deficiency note with a principal amount equal to the unpaid principal amount of the original note (approximately $14.2 million).  The annual interest rate on the original note was LIBOR (the one-month rate as in effect from time to time) plus 7% per year, and that rate automatically increased to 15% upon conversion to a deficiency note, although interest payments are deferred and payment-in-kind is permitted under the terms of the deficiency note.  The descriptions in Item 1.01 are incorporated herein by reference.

Item 8.01	Other Events

On December 29, 2008, the Company issued a press release announcing the sale of the assets related to the Bill Blass licensing business and the amendment to its existing bank credit facility as described above.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1       Asset Purchase Agreement by and among NexCen Brands, Inc., NexCen Fixed Asset Company, LLC, NexCen Brand Management, Inc., Bill Blass Holding Co., Inc., Bill Blass Licensing Co., Inc., Bill Blass Jeans, LLC, Bill Blass International, LLC and Peacock International Holdings, LLC dated December 24, 2008.

10.1     Second Amendment to Amended and Restated Security Agreement by and among NexCen Brands, Inc., NexCen Holding Corp., the Subsidiary Borrowers parties thereto and BTMU Capital Corporation dated December 24, 2008.

99.1     Press Release dated December 29, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 29, 2008.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By:	Sue J. Nam
Its:	General Counsel